Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 5

TO

COLLABORATION AND LICENSE AGREEMENT

THIS AMENDMENT NO. 5 TO COLLABORATION AND LICENSE AGREEMENT (this “Amendment No. 5”) is entered into as of the 20th day of March, 2020 (the “Effective Date”), by and between Incyte Corporation, a Delaware corporation having an office at 1801 Augustine Cut-Off, Wilmington, Delaware (“Incyte”), and Novartis International Pharmaceutical AG, a company limited by shares organized under the laws of Switzerland having an office at Lichtstrasse 35, 4056 Basel, Switzerland (“Novartis”).

WHEREAS, Incyte and Novartis entered into that certain Collaboration and License Agreement dated as of November 24, 2009 (as amended to date, the “Original Agreement”);

WHEREAS, Incyte and Novartis respectively wish to expand the scope of the Original Agreement to permit the Parties to Develop and Commercialize Non-Fixed Dose JAK Combination Regimens (as such term is defined herein) in the entire world;

WHEREAS, Incyte and Novartis wish to amend the Original Agreement pursuant to and in accordance with the terms and conditions of this Amendment No. 5.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I Definitions
1.1 Definitions. Capitalized terms used in this Amendment No. 5 but not defined herein shall have the meaning ascribed to them in the Original Agreement.
ARTICLE II AMENDMENTS
2.1 New Definitions.
(a) The Original Agreement is hereby amended to insert the following new definition into Article I immediately after Section 1.22:

(i) 1.22A.“Controlled,” solely for the purpose of this Amendment No. 5, means, with respect to any (a) material, document, item of information, method, data or other Know-How or (b) Patent Rights or other Intellectual Property Rights, the possession by a Party or its Affiliates, whether by ownership or license (other than by licenses granted under this Agreement), of the ability to grant to another entity access, a license and/or a sublicense as provided herein without requiring the consent of a Third Party or violating the terms of any agreement or other arrangement with any Third Party, in each case as of the Effective Date, or if any of the same are acquired or created after the Effective Date, at the date it is acquired or created by the relevant Party or its Affiliate.

(b) The Original Agreement is hereby amended to insert the following new definitions into Article I immediately after Section 1.43:

1.43A “Incyte Combination Compound” means a compound, other than a JAK Licensed Compound, Controlled by Incyte or any of its Affiliates in any single country or in any or all countries in the entire world.”

(c) The Original Agreement is hereby amended such that Section 1.61 is deleted and replaced in its entirety with the following new definition:

1.61“JAK Licensed Product” means a product or product candidate that contains one or more JAK Licensed Compounds as the active ingredient, including all formulations and dosages of such JAK Licensed Compounds and all processes and delivery systems that incorporate such JAK Licensed Compounds.  For the avoidance of doubt, only the JAK Licensed Compound component of a Non-Fixed Dose JAK Combination Regimen or a Combination Product is a JAK Licensed Product.

(d) The Original Agreement is hereby amended to insert the following new definition into Article I immediately after Section 1.18:

1.18A“Combination Product” means a product that contains a Licensed Product in combination with one or more active ingredients that is sold in a single fixed-dose finished dosage form.

(e) Section 1.73(d) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

1.73(d)In the event the Licensed Product is sold as a component of a Combination Product, the Net Sales of the Licensed Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above in this Section) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Licensed Product in the prior Calendar Year when sold separately in finished form and B is the weighted average sale price in that country in the prior Calendar Year of the other product(s) sold separately in finished form.  In the event that such average sale price cannot be determined for both the Licensed Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments shall be agreed by the Parties based on the relative value contributed by each component, such agreement not to be unreasonably withheld.

(f) The Original Agreement is hereby amended to insert the following new definitions into Article I immediately after Section 1.73(d):

1.73(e)In the event the JAK Licensed Product is sold as a Non-Fixed Dose JAK Combination Regimen, wherein the JAK Licensed Product and the Novartis Combination Compound or the Incyte Combination Compound, as applicable, are sold in finished form as two products but at a single unit price, then the Net Sales of the JAK Licensed Product, for the purposes of determining royalty payments, shall be determined consistent with the method described in Section 1.73(d).

(g) The Original Agreement is hereby amended to insert the following new definitions into Article I immediately after Section 1.73:

1.73A.“Non-Fixed Dose JAK Combination Regimen” means a combination therapy of two or more finished dosage forms (other than a Combination Product) that includes (i) in the case of Incyte, an Incyte Combination Compound (an “Incyte Non-Fixed Dose JAK Combination Regimen”) or (ii) in the case of Novartis, a Novartis Combination Compound (a “Novartis Non-Fixed Dose JAK Combination Regimen”), in each case (a) administered in the protocol for a Clinical Trial in combination with a JAK Licensed Compound or JAK Licensed Product (other than a Combination Product) or (b) indicated for use in combination with a JAK Licensed Compound or JAK Licensed Product (other than a Combination Product).

1.73B “Novartis Combination Compound” means a compound, other than a JAK Licensed Compound, Controlled by Novartis or any of its Affiliates in any single country or in any or all countries in the entire world.

2.2 Rights Granted by Incyte to Novartis. The Original Agreement is hereby amended to insert the following new Section 2.1(c) and Section 2.1(d) immediately after Section 2.1(b):

“2.1(c)   Subject to the terms of this Amendment No. 5, Incyte hereby grants Novartis, during the Term, a non-exclusive, non-transferable (except in accordance with Section 14.3), non-sublicensable (except to Affiliates and Subcontractors who are performing Development activities) license, under Incyte IP, to:

(i) conduct Clinical Trials with Novartis Non-Fixed Dose JAK Combination Regimens in the Incyte Territory and in the Novartis JAK Territory solely for the purposes of:

(x) using, offering for sale and selling JAK Licensed Products in, and importing JAK Licensed Compounds and JAK Licensed Products into, the Novartis JAK Territory in the JAK Field, and

(y) Commercializing Novartis Combination Compounds in accordance with its approved label as a component of a Novartis Non-Fixed Dose

JAK Combination Regimen (i.e. label license) in the Incyte Territory in the JAK Field;

(ii) Commercialize Novartis Combination Compounds as a component of a Novartis Non-Fixed Dose JAK Combination Regimen (i.e. label license) in the Incyte Territory in the JAK Field wherein the license under this Section 2.1(c)(ii) shall be royalty free under any Valid Claim(s) Covering a treatment for an indication with a Novartis Non-Fixed Dose JAK Combination Regimen (but, for clarity, Novartis shall not Commercialize, sell or book sales of JAK Licensed Compounds, JAK Licensed Products or Combination Products in the Incyte Territory but may market, detail and promote the Novartis Non-Fixed Dose JAK Combination Regimen); and

(iii) subject to Incyte’s election to seek Regulatory Approval of an Incyte Non-Fixed Dose JAK Combination Regimen in the Novartis JAK Territory pursuant to Section 4.8(d) of this Agreement, seek Regulatory Approval of JAK Licensed Product(s) as a component of an Incyte Non-Fixed Dose JAK Combination Regimen (label license) and Commercialize JAK Licensed Product(s) as a component of an Incyte Non-Fixed Dose JAK Combination Regimen (label license) in the Novartis JAK Territory in the JAK Field (but for clarity, Novartis shall not Commercialize an Incyte Combination Compound anywhere in the world).

For the avoidance of doubt, Novartis may not, directly or indirectly, conduct Clinical Trials or other clinical studies, including any investigator initiated studies, utilizing JAK Licensed Compounds or JAK Licensed Products (other than Novartis Non-Fixed Dose JAK Combination Regimens) in the Incyte Territory without the prior approval of the JSC.

2.1(d) Notwithstanding anything set forth in this Amendment or the Agreement, the license rights granted by Incyte to Novartis do not include any claims to any compound that is not a JAK2 Inhibitor Compound or a c-MET Inhibitor Compound.  By way of example, in the event that a Combination Product is approved by a Regulatory Authority that includes a JAK Licensed Compound and an Incyte Combination Compound, nothing herein shall be deemed to give Novartis the right to research, Develop or Commercialize such Combination Product anywhere in the world; any such right would be the subject of an additional agreement between the Parties.”

2.3 Rights Granted by Novartis to Incyte. The Original Agreement is hereby amended to insert the following new Section 2.2(c) and Section 2.2(d) immediately after Section 2.2(b):

“2.2(c)   Subject to the terms of this Amendment No. 5, Novartis hereby grants Incyte, during the Term, a non-exclusive, non-transferable (except in accordance with Section 14.3), non-sublicensable (except to Affiliates and Subcontractors who are performing Development activities) license, under Novartis IP, to:

(i)  conduct Clinical Trials with Incyte Non-Fixed Dose JAK Combination Regimens in the Novartis JAK Territory and in the Incyte Territory solely for the purposes of:

(x) using, offering for sale and selling JAK Licensed Products in, and importing JAK Licensed Compounds and JAK Licensed Products into, the Incyte Territory in the JAK Field, and

(y) Commercializing Incyte Combination Compounds in accordance with its approved label as a component of an Incyte Non-Fixed Dose JAK Combination Regimen (i.e. label license) in the Novartis JAK Territory in the JAK Field;

(ii) Commercialize Incyte Combination Compounds as a component of an Incyte Non-Fixed Dose JAK Combination Regimen (i.e. label license) in the Novartis JAK Territory in the JAK Field wherein the license under this Section 2.2(c)(ii) shall be royalty free under any Valid Claim(s) Covering a treatment for an indication with an Incyte Non-Fixed Dose JAK Combination Regimen (but, for clarity, Incyte shall not Commercialize, sell or book sales of JAK Licensed Compounds, JAK Licensed Products, or Combination Products in the Novartis JAK Territory but may market, detail and promote the Incyte Non-Fixed Dose JAK Combination Regimen); and

(iii) subject to Novartis’ election to seek Regulatory Approval of a Novartis Non-Fixed Dose JAK Combination Regimen in the Incyte Territory pursuant to Section 4.8(d) of this Agreement, seek Regulatory Approval of JAK Licensed Products(s) as a component of a Novartis Non-Fixed Dose JAK Combination Regimen (label license) and Commercialize JAK Licensed Products as a component of a Novartis Non-Fixed Dose JAK Combination Regimen (label license) in the Incyte Territory in the JAK Field (but for clarity, Incyte shall not Commercialize a Novartis Combination Compound anywhere in the world).

For the avoidance of doubt, Incyte may not, directly or indirectly, conduct Clinical Trials or other clinical studies, including any investigator initiated studies, utilizing JAK Licensed Compounds or JAK Licensed Products (other than Incyte Non-Fixed Dose JAK Combination Regimens) in the Novartis JAK Territory without the prior approval of the JSC.

2.2(d)  Notwithstanding anything set forth in this Amendment or the Agreement, the license rights granted by Novartis to Incyte do not include any claims to any compound that is not a JAK2 Inhibitor Compound.  By way of example, in the event that a Combination Product is approved by a Regulatory Authority that includes a JAK Licensed Compound and a Novartis Combination Compound, nothing herein shall be deemed to give Incyte the right to research, Develop or Commercialize such Combination Product anywhere in the world; any such right would be the subject of an additional agreement between the Parties.”

2.4 Joint Program Team. The Original Agreement is hereby amended to add the following provision after Section 3.2(c)(ii):

“(iii) The JPT shall have responsibility for reviewing (A) high level safety data (e.g., of the type of detail set forth in an investigator’s brochure) of the relevant Combination Compound and a high-level overview of proposed Clinical Trials (e.g., protocol synopsis) for any Non-Fixed Dose JAK Combination Regimen and (B) the key safety data of any ongoing Clinical Trial for any Non-Fixed Dose JAK Combination Regimen, such data to be provided as is relevant and would (1) reasonably be expected to be required by a relevant Regulatory Authority, (2) be shared between the Parties pursuant to the Pharmacovigilance Agreement, or (3) be set forth in an investigator’s brochure.”

2.5 Joint Commercialization Committee. The Original Agreement is hereby amended to add the following provisions after Section 3.2(d)(ii):

“(iii) Notwithstanding the provisions of this Section 3.2(d), if a Party has exercised its buy-in rights with respect to a Clinical Trial or Development activity under Section 4.3(c) of the Agreement or if a relevant Regulatory Authority has required a Party to amend its approved label to add a Combination Compound and, as a result, both Parties are promoting the same Non-Fixed Dose JAK Combination Regimen in the same country, the JCC shall have oversight in relation to a given (a) Novartis Non-Fixed Dose JAK Combination Regimen in the Incyte Territory, if Incyte has amended the approved label of a JAK Licensed Product in the Incyte Territory to include such Novartis Non-Fixed Dose JAK Combination Regimen or (B) Incyte Non-Fixed Dose JAK Combination Regimen in the Novartis JAK Territory, if Novartis has amended the approved label of a JAK Licensed Product in the Novartis JAK Territory to include such Incyte Non-Fixed Dose JAK Combination Regimen.

(iv) Incyte shall not have final decision-making authority in relation to a Novartis Combination Compound in the Incyte Territory and Novartis shall not have final decision-making authority in relation to an Incyte Combination Compound in the Novartis Territory.”

2.6 Development Activities of Non-Fixed Dose JAK Combination Regimen.
(a) The Original Agreement is hereby amended to add the following provision after Section 4.7:

“4.8 Development Activities of Non-Fixed Dose JAK Combination Regimen.

(a) Notwithstanding anything to the contrary in the Original Agreement or Amendment No. 5, the Parties agree that (i) no more than 600 patients at any given time shall be enrolled in Clinical Trials of a Novartis Non-Fixed Dose JAK Combination Regimen in the Incyte Territory conducted or sponsored by Novartis and (ii) no more than 600 patients at any given time shall be enrolled in Clinical Trials of an Incyte Non-Fixed

Dose JAK Combination Regimen in the Novartis JAK Territory conducted or sponsored by Incyte, in each case, determined by reference to such Party’s then current enrollment plan.

(b) Clinical Trials of a Non-Fixed Dose JAK Combination Regimen conducted (i) by Incyte in the Novartis JAK Territory or (ii) by Novartis in the Incyte Territory shall, in each case, only incorporate a JAK Licensed Product to the extent in the then-approved dosage range.

 (c) If a Party, having considered the safety information provided in Section 3.2(c)(iii) and (a) the Clinical Trial design for a Non-Fixed Dose JAK Combination Regimen or (b) data from an on-going Clinical Trial of a Non-Fixed Dose JAK Combination Regimen, reasonably believes that starting or continuing a Clinical Trial or clinical study of such Non-Fixed Dose JAK Combination Regimen is reasonably likely to have a material safety impact (such Party, the “Concerned Party”), then such Concerned Party shall present such concerns to the JPT in accordance with the provisions of Section 3.2(c)(iii) and the other Party shall consider such belief in good faith in determining how to proceed with further Development of such Non-Fixed Dose JAK Combination Regimen.    The Parties agree that to the extent that (a) the protocol reviews by an applicable external institutional review board prior to initiation of a Clinical Trial, (b) the data review by an applicable independent data safety monitoring board after initiation of Clinical Trial, or (c) the FDA or equivalent Regulatory Authority, in each case, have identified and addressed the potential safety concerns or not raised any other objection, then the non-Concerned Party will have the right to initiate or continue a Clinical Trial (as the case may be) of a Non-Fixed Dose JAK Combination Regimen in the Concerned Party’s Territory.”

(d) (i) If Novartis seeks regulatory approval of a Novartis Combination Compound as a component of a Novartis Non-Fixed Dose JAK Combination Regimen in the Incyte Territory, Incyte shall have the right to seek regulatory approval of a JAK Licensed Product as a component of such Novartis Non-Fixed Dose JAK Combination Regimen in the Incyte Territory.  (ii) If Incyte seeks regulatory approval of an Incyte Combination Compound as a component of an Incyte Non-Fixed Dose JAK Combination Regimen in the Novartis JAK Territory, Novartis shall have the right to seek regulatory approval of a JAK Licensed Product as a component of such Incyte Non-Fixed Dose JAK Combination Regimen in the Novartis JAK Territory.  (iii) In each case of (i) and (ii), the Party that did not conduct the Clinical Trials or clinical studies of such Non-Fixed Dose JAK Combination Regimen (the “Non-Conducting Party”) and is seeking regulatory approval of a JAK Licensed Product as a component of such conducting Party’s (the “Conducting Party”) Non-Fixed Dose JAK Combination Regimen in the Non-Conducting Party’s Territory shall follow the provisions of Section 4.3(c) of the Original Agreement as if such Non-Conducting Party were a “Buy-In Party,” as defined therein, with all rights and responsibilities as set forth therein, including the obligation to make the payment set forth in such provision.  A Conducting Party will only be required to share with the Non-Conducting Party the minimum level of data necessary to support a Regulatory Approval on a country-by-country basis, as determined by the applicable Regulatory Authority and all safety information to comply with Regulatory Authorities and in accordance with the Pharmacovigilance Agreement.  (iv) Notwithstanding item (iii), in the event that a Regulatory Authority requires that a Non-Conducting Party either (a) submit to the JAK Licensed Product NDA, or (b) include in the label for a JAK Licensed Product, in each case of (a) and (b), data from a Conducting Party’s Clinical Trial or clinical study conducted pursuant to the rights granted under this Amendment No. 5, the Conducting Party hereby agrees to provide such data to the Non-Conducting Party and to allow the limited use of such data solely for such purpose without the requirement to make a payment to become a Buy-In Party; for clarity, in such event, the Non-Conducting Party may not use any such data for any other purpose unless it makes the payments as set forth in item (iii)  For the avoidance of doubt, the Parties agree that any such data shared pursuant to this Section 4.8 is “Confidential Information” and the Parties agree that such Confidential Information will be used by the Receiving Party solely to exercise its rights as a “Buy In Party” or as set forth in item (iv) in this Section 4.8(d) and for no other purpose.

(e) Without the prior written consent of Incyte, Novartis will not conduct a Clinical Trial or clinical study in the Incyte Territory that evaluates a monotherapy arm of the JAK Licensed Product versus a monotherapy arm of a Novartis Combination Compound.  Without the prior written consent of Novartis, Incyte will not conduct a Clinical Trial or clinical study in the Novartis Territory that evaluates a monotherapy arm of the JAK Licensed Product versus a monotherapy arm of an Incyte Combination Compound.

(f) For clarity, each Party has the right to pursue any mechanism of action for the Incyte Combination Compound and Novartis Combination Compound, as applicable, subject to such Incyte Combination Compound and Novartis Combination Compound, and actions by the Parties in connection therewith, being otherwise compliant with the terms of this Amendment No. 5 and the Agreement.  For clarity, Section 2.6 of the agreement shall remain in full force and effect.”

2.7 Clinical Supply of JAK Licensed Compounds for Non-Fixed Dose JAK Combination Regimens.
(a) The Original Agreement is hereby amended to add the following provision after Section 5.1(b):

“5.1(c) Clinical Supply of JAK Licensed Product for Non-Fixed Dose JAK Combination Regimens.    Incyte agrees that it will acquire from Novartis or a Novartis distributor or sublicensee in the Novartis Territory commercial supply of JAK Licensed Product for use in Clinical Trials of Incyte Non-Fixed Dose JAK Combination Regimens in the Novartis Territory permitted pursuant to this Amendment No. 5, and Novartis agrees that it will acquire from Incyte or an Incyte distributor or sublicensee in the Incyte Territory commercial supply of JAK Licensed Product for use in Clinical Trials of Novartis Non-

Fixed Dose JAK Combination Regimens in the Incyte Territory permitted pursuant to this Amendment No. 5, in each case, on arm’s length terms.    In the event that Novartis or Incyte cannot acquire commercial supply for use in a particular Clinical Trial in accordance with the foregoing sentence, then the Party not conducting the Clinical Trial shall provide the other Party supply of JAK Licensed Product for such Clinical Trial at a price equal to that charged by the non-Conducting Party’s distributors or sublicensees in the country in which the Clinical Trial is being conducted pursuant to the terms of a clinical supply agreement to be agreed between the Parties.”

2.8 Non-Application of Certain Provisions.  Notwithstanding anything to the contrary herein or in the Original Agreement, the Parties agree that the provisions of 3.2(b) (Joint JAK Development Committee), 3.2(e) (Joint Intellectual Property Committee), Section 3.3(b) (Final Decision-Making), Section 4.2 (Conduct of Development Activities), Section 4.3 (Development Activity Proposals), Section 4.6 (Development Reports), Section 6.1 (Commercialization Diligence) and Section 6.5(a) (Global Branding Strategy), and Article VII (Intellectual Property Ownership, Protection and Related Matters) of the Original Agreement shall not apply to Non-Fixed Dose JAK Combination Regimens.

2.9 Novartis Notice Address. Section 14.6 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

Notices to Novartis shall be addressed to:

Novartis International Pharmaceutical AG

Lichtstrasse 35

4056 Basel

Switzerland

Attention: Board of Directors

With copy to:

Novartis Pharma AG

P.O. Box

CH-4002 Basel

Switzerland

Attention:  Head, Legal Department

                  Head of M&A and BD&L

ARTICLE III miscellaneous

3.1 Term of Amendment No. 5.  This Amendment No. 5 shall continue in effect until the fifth anniversary of the Effective Date (the “Amendment No. 5 Term”), unless the Parties mutually agree in writing to extend the Amendment No. 5 Term prior to such date, at each Party’s sole discretion.  If the Parties fail to reach agreement to extend the term of this Amendment No. 5 by such time, (a) the terms of the Original Agreement and this Amendment No. 5 shall continue with respect to any Non-Fixed Dose JAK Combination Regimen for which FPFV has occurred, notwithstanding the Term and (b) the terms of the Original Agreement, as amended by amendments prior and subsequent to this Amendment No. 5 shall continue in effect, but the provisions of this Amendment No. 5 shall terminate, for any Non-Fixed Dose JAK Combination Regimen for which FPFV has not occurred.

3.2 Effect on Original Agreement. Except to the extent amended pursuant to this Amendment No. 5, the Original Agreement shall continue in full force and effect in accordance with its terms.

3.3 Miscellaneous Provisions.  The following provisions of the Original Agreement shall apply to this Amendment No. 5 as if set forth herein in full:   Section 14.1 (Governing Law); Section 14.2 (Consent to Jurisdiction); Section 14.6 (Notices); Section 14.11 (Headings); Section 14.12 (No Implied Waivers; Rights Cumulative); Section 14.13 (Severability); Section 14.14 (Execution in Counterparts).

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Exhibit 10.2

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and acknowledge this Amendment No. 5 as of the date first written above.

NOVARTIS INTERNATIONAL PHARMACEUTICAL AG	INCYTE CORPORATION
By: _______________________________ Name: Title:	By: _______________________________ Name: Title:

NOVARTIS INTERNATIONAL PHARMACEUTICAL AG
By: _______________________________ Name: Title:

SIGNATURE PAGE TO AMENDMENT NO. 5 TO COLLABORATION AND LICENSE AGREEMENT